Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Panama Dreaming Inc (the "Company") on Form 10-Q/A-1 for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "report"), I, Miguel Miranda, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 15th day of May, 2012.

/s/ MIGUEL MIRANDA
Miguel Miranda
Chief Executive Officer and Chief Financial Officer

A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Panama Dreaming Inc. and will be retained by Panama Dreaming Inc. and furnished to the Securities and Exchange Commission or its staff upon request.